SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                MALLINCKRODT INC
            -------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)


                NEW YORK                                  36-1263901
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(State of Incorporation or Organization)     (IRS Employer Identification No.)

     675 McDonnell Boulevard,
     St. Louis, Missouri                                    63134
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(Address of Principal Executive Office)                  (Zip Code)


If this form relates to the registration If this form relates to the of a class of securities pursuant to registration of a class of
Section 12(b) of the Exchange Act and is securities pursuant to Section effective pursuant to General 12(b) of the Exchange Act and is Instruction A.(c), please check the effective pursuant to General
following box. [X]                           Instruction A.(d), please check the
                                             following box. [_]


Securities Act registration statement file number to which this form relates: N/A
          (If applicable)

Securities to be Registered Pursuant to Section 12(b) of the Act:

                                             Name of Each Exchange on Which
Title of Each Class to be so Registered      Each Class is to be Registered
---------------------------------------      -----------------------------------

Common Stock Purchase Rights                 New York Stock Exchange, Inc.

         Securities to be Registered Pursuant to Section 12(g) of the Act:

                                      None
                              -------------------
                                (Title of Class)

         This Form 8-A/A is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A filed by Mallinckrodt Inc., a New York corporation, on February 26, 1986, as amended, prior to the date hereof.

Item 1.  Description of Securities
         -------------------------

         On February 17, 1999, Mallinckrodt Inc. ("Mallinckrodt") announced the redemption of the rights granted under the Rights Agreement, dated as of February 19, 1996, as amended as of September 2, 1998, between Mallinckrodt and the First National Bank of Chicago, as Rights Agent. Each outstanding share of Mallinckrodt common stock represented one right. Shareholders of record on March 15, 1999 will be paid $0.05 per right on March 31, 1999. As of the date hereof, no rights are issued and outstanding.

Item 2.  Exhibits
         --------

         Not Applicable.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            MALLINCKRODT INC.

                                            By: /s/ Roger A. Keller
                                               ---------------------------------
                                                 Roger A. Keller
                                                 Vice President, Secretary and
                                                 General Counsel


Date:  February 17, 1999